UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2019

WINGSTOP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37425	47-3494862
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5501 LBJ Freeway, 5th Floor, Dallas, Texas		75240
(Address of principal executive offices)		(Zip Code)
(972) 686-6500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WING	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on April 26, 2019, Darryl R. Marsch, Senior Vice President, General Counsel, and Secretary of Wingstop Inc. (the “Company”), notified the Company on April 22, 2019 of his retirement, effective June 14, 2019. Mr. Marsch’s retirement was not the result of any material disagreement with the Company regarding its operations, policies or practices. Mr. Marsch approached the Company about retiring so that he could devote full-time attention to his family. Mr. Marsch and the Company jointly agreed to the June 14, 2019 effective date to allow him to move forward with those plans immediately after the Company’s Annual Meeting of Stockholders. The Company thanks Mr. Marsch for his dedication and service and wishes him well in his retirement.
On June 14, 2019, in connection with Mr. Marsch’s retirement, he entered into a letter agreement with the Company (the “Letter Agreement”), which will become effective on June 22, 2019, following the expiration of a customary seven-day revocation period. Pursuant to the Letter Agreement, Mr. Marsch agreed to provide transition assistance through the effective date of his retirement, to not disclose confidential information, and to a general release of the Company. In exchange, the Company agreed to accelerate the vesting of 1,404 performance-based options, 1,405 service-based options, 3,986 performance-based restricted stock units, and 3,985 service-based restrictive stock units, all of which were originally granted pursuant to the Company’s 2015 Omnibus Incentive Compensation Plan and were scheduled to vest by March 2020 based upon the Company meeting certain adjusted EBITDA thresholds for fiscal year 2019 (with respect to the performance-based awards) or the grant-date anniversary specified in the applicable award agreement (with respect to the service-based awards). All of Mr. Marsch’s other unvested equity awards were forfeited and cancelled.
The foregoing summary of the Letter Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
On June 12, 2019, the Company held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”), at which the following proposals were voted upon:
Proposal 1: Election of Krishnan (Kandy) Anand, David L. Goebel, and Michael J. Hislop to the Company’s Board of Directors, each to serve for a three-year term until the annual meeting of stockholders to be held in 2022.

Nominee	Votes Cast For	Votes Withheld	Broker Non-Votes
Krishnan (Kandy) Anand	26,549,165	77,179	1,132,530
David L. Goebel	18,025,581	8,600,763	1,132,530
Michael J. Hislop	18,009,555	8,616,789	1,132,530
Proposal 2: Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm.

Votes Cast For	Votes Cast Against	Abstentions
27,677,254	16,027	75,593
Proposal 3: Advisory vote to approve executive compensation.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
26,231,678	319,899	74,767	1,132,530
Proposal 4: Approval of the Wingstop Inc. Employee Stock Purchase Plan.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
26,549,762	6,879	69,703	1,132,530

Each of the proposals acted upon by the Company’s stockholders at the Annual Meeting received a sufficient number of votes to be approved.

Item 9.01.	Financial Statements and Exhibits

(d)    Exhibits

10.1	Letter Agreement between Wingstop Inc. and Darryl R. Marsch, dated June 14, 2019.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Wingstop Inc.

Date:	June 18, 2019	By:	/s/ Michael J. Skipworth
Chief Financial Officer (Principal Financial and Accounting Officer)